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                                                                    EXHIBIT 10.v


                             SBS TECHNOLOGIES, INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                                 300,000 SHARES
                                  (AS AMENDED)

         I. PURPOSE

         The purpose of the 1996 Employee Stock Purchase Plan ("Plan") of SBS Technologies, Inc. ("SBS") and its subsidiaries (together, with SBS, the "Company") is to attract, compensate and retain well-qualified employees by providing to them an equity interest in the Company's success.

         II. PLAN SHARES

         SBS may issue and sell not more than 300,000 shares ("Plan Shares") of its no par value common stock ("Common Stock") pursuant to the Plan. The Plan Shares include authorized but unissued shares of Common Stock and shares of Common Stock that have been subject to unexercised options under the Plan, whether those options have terminated or expired by their terms, by cancellation, or otherwise. The number of Plan Shares will be adjusted if the number of outstanding shares of Common Stock of SBS is increased or reduced by split-up, reclassification, stock dividend and the like.

         III. ADMINISTRATION

         The Plan shall be administered by a committee ("Committee") of the Board of Directors of SBS consisting of two or more directors who are "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act") or such other persons as may be permitted by that Rule, as amended or superseded from time to time. The Committee shall have the power and authority necessary or appropriate to carry out the provisions of the Plan, including the interpretation and construction of the Plan and the option grants made under the Plan, the adoption, amendment or rescission of such rules and regulations as the Committee deems advisable, the amendment with respect to the terms of future option grants under the Plan, the termination of further option grants under the Plan, and to make all other determinations the Committee deems necessary or advisable in administering the Plan. The determinations of the Committee on these matters shall be conclusive and binding upon all persons in interest.


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         IV. ELIGIBILITY

         Options under the Plan may be granted only to Eligible Employees. Eligible Employees are full-time employees of the Company but shall not include an employee: (i) who, if an option is granted to the employee under the Plan, will, immediately after the option is granted own or be entitled to purchase under such an option 5% or more of the total combined voting power or value of all classes of stock of the Company, within the meaning of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended ("Code"), (ii) who, if an option is granted, would have rights to purchase shares under all employee stock purchase plans offered by the Company accruing at a rate exceeding $25,000 of the fair market value of the Common Stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time,
(iii) whose customary employment is 20 hours or less per week, (iv) whose customary employment is for not more than 5 months in any fiscal year, (v) who is a highly compensated employee within the meaning of Code Section 414(g) as amended or superseded from time to time and an executive officer of the Company subject to Section 16 of the Securities Exchange Act.

         V. OPTION GRANTS

         Until such time as the Committee may in its sole discretion amend the terms of the option grants or terminate further option grants under the Plan, all eligible employees of the Company shall, on the thirty-first day of December of 1999, 2000, 2001, 2002, and 2003 ("Date of Grant"), be granted an option to purchase Plan Shares on the following terms and conditions:

                  A. OPTION TERM.

                  The term of each option will be from the Date of Grant until 1700 hours, mountain time, on the date which is twenty-seven months from the Date of Grant when the option will expire ("Date of Expiration").

                  B. OPTION PRICE.

                  The purchase price per Plan Share ("Option Price") will be the fair market value on the Date of Grant ("Date of Grant Price"). Fair market value means (a) the closing price of the Common Stock on the NASDAQ National Market System or, if the Common Stock is admitted to trading on an exchange, on that exchange, or (b) if no such closing price is available, the value as determined in good faith by the Board of Directors of SBS.

                  C. NUMBER OF OPTION SHARES.

                  The number of Plan Shares subject to each option shall, within the limitations of eligibility, be the number of shares indicated within each employee annual base pay range as of the date of grant, without regard to benefits, overtime, bonuses, commissions or the like, according to Schedule A. Annual base pay for employees scheduled to work more than 20 hours per week but less than 40 hours per week will be determined by annualizing the base hourly rate on the day of grant times the minimum scheduled weekly work hours as of the date of grant. Annual base pay in other than U.S. dollars will be converted to U.S. dollars using the exchange rate on the date of grant.


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                  D. EXERCISE.

                  Each option may be exercised in whole or in part beginning eighteen months from the Date of Grant, when the option will vest, until the Date of Expiration by payment to the Company by cashier's check or money order of the full amount of the exercise price of the Plan Shares being purchased.

                  E. DELIVERY OF SHARES.

                  A stock certificate representing the Plan Shares purchased pursuant to an exercised option, or if the Company has uncertificated shares, a written notice complying with the New Mexico Business Corporation Act, will be delivered by the Company to the purchaser as promptly as practicable after exercise of the option.

                  F. TERMINATION OF EMPLOYMENT.

                  If an employee's employment with the Company is terminated for cause, any option held by the employee, whether or not vested, will immediately terminate. For purposes of this Plan, cause is defined to mean if the employee refuses, upon the Company's request, or, fails, to render services competently and in good faith to the Company's benefit while employed by the Company, or if the employee violates any provision or restriction or fails to perform any obligation contained in any employment agreement with the Company, or in any Company policy or Company employment manual or practice, or unless otherwise provided by Company policy or Company employment manual, (a) is reasonably believed by Company (i) to have failed to comply with any employment or nondiscrimination or similar law, regulation or policy, (ii) to abuse, as determined by the Company, alcohol or to use drugs, (other than as prescribed by employee's physician), or (b) refuses to submit to testing for alcohol or drugs, or (c) is reasonably believed by Company to have committed or is charged with any felony or a misdemeanor (except minor traffic violations and similar offenses). If an employee is terminated for any reason other than for cause, any unvested option held by the employee will terminate on the employee's last day of employment and any vested option held by the employee on the last day of employment will terminate 90 days thereafter.

         VI. RIGHTS AS SHAREHOLDER

         Until an option granted under the Plan has been exercised and the Plan Shares acquired pursuant to that exercise have been issued (or a written notice for uncertificated Plan Shares has been sent), the employee holding the option will have no rights as a shareholder with respect to the Plan Shares subject to the option.

         VII. PLAN NOT TO AFFECT EMPLOYMENT

         Nothing in this Plan or options issued under it confers upon any employee the right to continue in the employ of the Company.


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         VIII. NONTRANSFERABILITY OF THE OPTION

         No option granted under the Plan may be transferred or assigned otherwise than by will or the laws of descent and distribution, nor may any option be exercised by anyone other than the optionee during the optionee's lifetime.

         IX. SEVERABILITY

         If any part of this Plan is determined to be invalid or void in any respect, that determination will not affect, impair, invalidate or nullify the remaining provisions of this Plan, which will continue in full force and effect.

         X. COMPLIANCE WITH SECURITIES LAWS

         If the Plan Shares have not been registered under the Securities Act of 1933 and any applicable state securities laws, the Company's obligation to issue Plan Shares pursuant to the exercise of an option shall be conditioned upon receipt of a representation letter in form satisfactory to the Company which includes, among other things, a representation that the employee is acquiring the Plan Shares for the employee's own account and not with a view to the distribution; the certificate representing those Plan Shares will bear a legend in a form deemed necessary or advisable by the SBS's legal counsel. In no event shall the Company be obligated to issue any Plan Shares pursuant to the exercise of an option if, in the opinion of SBS' legal counsel, that issuance would result in a violation of any federal or state securities laws.

         XI. EFFECTIVENESS AND SHAREHOLDER APPROVAL

         The Plan is effective on January 21, 1996, subject to approval of the shareholders of SBS. If approval by SBS shareholders is not obtained within twelve months from the Plan's effective date, the Plan and any options issued under it will be deemed void ab initio.

         XII. STOCK ADJUSTMENTS

                  A. STOCK DIVIDENDS, SPLITS AND THE LIKE.

                  In the event of a stock dividend, stock split, recapitalization, merger in which SBS is the surviving corporation or other capital adjustment affecting the outstanding shares of Common Stock, an appropriate adjustment will be made, as determined by the SBS Board of Directors, to the number of Plan Shares and the exercise price per Plan Share with respect to any option granted under the Plan.

                  B. LIQUIDATION AND REORGANIZATION.

                  If SBS is liquidated or is a party to a reorganization, consolidation or merger in which SBS is not the surviving corporation, any option granted under the Plan will vest.


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         XIII. AMENDMENT AND TERMINATION

         The Committee or the SBS Board of Directors may at any time alter, amend, suspend or terminate the Plan in whole or in part in any respect except that upon termination of the Plan for reasons other than its failure to qualify as an employee stock purchase plan under Section 423 of the Code, vested options may still be exercised in accordance with their terms and, as to them, the Plan will be considered to be in effect and not terminated until exercise or expiration of the vested options. If the Plan is terminated because it fails to comply with Section 423 of the Code, the Plan and all options issued under it, whether or not vested, will terminate.

         XIV. APPLICABLE LAW

         This Plan will be construed in accordance with the laws of the State of New Mexico, to the extent not pre-empted by applicable Federal law.



                                     SCHEDULE A

         ANNUAL BASE PAY                                          ANNUAL OPTION GRANT
         $0- $19,999                                                       150
         $20,000 - $39,999                                                 200
         $40,000 - $59,999                                                 350
         >$60,000                                                          500